                             AMENDMENT TO AGREEMENT


         THIS AMENDMENT dated as of November 11, 1997 (this "Amendment"), amends the Agreement dated as of August 10, 1997 by and among Shoney's, Inc., a Tennessee corporation (the "Company"), and Raymond D. Schoenbaum, an individual resident of the State of Georgia, and Betty J. Schoenbaum, an individual resident of the State of Florida, as amended (the "Agreement").

         IN CONSIDERATION of the mutual agreements contained herein, the parties hereby amend the Agreement as follows:

         A. Section 1(g) is amended so as to reflect the adoption by the Board of Directors at its meeting on November 11, 1997, of a resolution reconstituting the Executive Committee so that its members are Raymond D. Schoenbaum, B. Franklin Skinner (who shall continue to be Chairman of the Executive Committee),
J. Michael Bodnar and Carole F. Hoover. Section 1(g) is further amended to reflect that each of the parties agrees that the Executive Committee shall consist of four directors, and the Company represents and warrants that on the date hereof the Board has amended the Bylaws of the Company to provide that the Executive Committee shall consist of four directors.

         B. Section 1(h) is amended to provide that effective November 11, 1997, the name of the Operations Committee shall be changed to the Strategic Planning Committee and the Chairman of the Strategic Planning Committee shall be Raymond
D. Schoenbaum, who shall replace John Farquharson. Section 1(h) is further amended to reflect that each of the parties agrees that the Strategic Planning Committee shall consist of three directors (Raymond D. Schoenbaum, J. Michael Bodnar and John Farquharson), and the Company represents and warrants that on the date hereof the Board has amended the Bylaws of the Company to change the name of the Operations Committee to the Strategic Planning Committee and to provide that the Strategic Planning Committee shall consist of three directors. The Agreement is further amended to provide that the phrase "Operations Committee" in each place in the Agreement where such phrase appears shall be replaced with the phrase "Strategic Planning Committee," and the Company represents and warrants that on the date hereof the Bylaws have been similarly amended.

         C. Section 1(j) is amended to insert a period after the word "two" in the penultimate sentence of Section 1(j) and delete the remaining words in such sentence, and the Company represents and warrants that on the date hereof the Bylaws have been similarly amended.

         D. Section 1(l) is amended by deleting the first sentence thereof and replacing it with the following: "If the Chairman or the Chief Executive Officer resigns or is removed or otherwise is unable to serve, the Board agrees that Raymond D. Schoenbaum shall be given equal consideration for the Chairman or the Chief Executive Officer positions."

         E. Section 1(m) is amended by adding the following sentence: "If the current Chairman of the Nominating Committee is for any reason no longer the Chairman of such committee, then Raymond D. Schoenbaum shall become the Chairman of the Nominating Committee."

         F. The Company represents and warrants that the Bylaws have been amended on the date hereof to provide that the Chairman of the Board under the Bylaws shall perform such duties as shall be prescribed by the Executive Committee of the Board, and to provide that special meetings of shareholders may be called by the Board of Directors and special meetings of directors may be called by the President, the Chairman of the Executive Committee, a majority of the Executive Committee or a majority of the directors.

         G. The Company agrees to confer with the members of the Shareholders' Committee regarding any press releases or other public announcements to be issued or made in connection with, or relating to, the subject matter of this Amendment prior to the issuance of any such press release or the making of any such public announcement.

         H. Except as provided in this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.



         IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Amendment as of the date first above written.

                                       SHONEY'S, INC.


                                       By: /s/ F.E. McDaniel, Jr.
                                           -------------------------------
                                                Name: F.E. McDaniel, Jr.
                                                      --------------------
                                                Title: Secretary
                                                       -------------------

                                       /s/ Raymond D. Schoenbaum
                                       -----------------------------------
                                       Raymond D. Schoenbaum


                                       /s/ Betty J. Schoenbaum
                                       -----------------------------------
                                       Betty J. Schoenbaum





                                        2